    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999.

                                                    REGISTRATION NO. 333-70411


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                               Amendment No. 1 to


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                             THE VANTIVE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                  -------------

           DELAWARE                                           77-0266662
 (State or other jurisdiction                              (I.R.S. Employer
      of incorporation or                                Identification No.)
         organization)

                              2455 AUGUSTINE DRIVE
                              SANTA CLARA, CA 95054
                                 (408) 982-5700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  -------------


                                   TOM THOMAS
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                          AND CHIEF EXECUTIVE OFFICER
                             THE VANTIVE CORPORATION
                   2455 AUGUSTINE DRIVE, SANTA CLARA, CA 95054
                                 (408) 982-5700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            DENNIS C. SULLIVAN, ESQ.
                             WILLIAM A. RODONI, ESQ.
                             JULIE F. HANIGER, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, CA 94301

                                  -------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum     Proposed Maximum
   Title of Each Class of          Amount to be     Offering Price     Aggregate Offering        Amount of
 Securities to be Registered        Registered        Per Share               Price          Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, ($0.001 par
  value per share)                  66,803 shares     $12.063(1)         $805,844.58(2)          $225(2)(3)
=============================================================================================================


(1) Estimated solely for the purpose of computing the registration fee.

(2) Computed pursuant to Rule 457(c) based upon the average high and low sale prices of Vantive's common stock on the Nasdaq Stock Market's National Market for January 8, 1999.

(3) Previously paid in connection with the filing of Vantive's Registration Statement on Form S-3 (File No. 333-70411) on January 11, 1999.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act or until the registration statement shall become effective on such date as the commission, acting pursuant to such section 8(a), may determine.


================================================================================

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.




                             SUBJECT TO COMPLETION
                              DATED APRIL 26, 1999



                                  66,803 SHARES



                             THE VANTIVE CORPORATION


                                  COMMON STOCK

                              ---------------------




        This is a public offering of 66,803 shares of our common stock by some of our current stockholders listed on page 15. These selling stockholders may sell the shares at prices which will be determined by the prevailing market price for the shares, or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


                         ------------------------------



        Vantive's common stock is listed on the Nasdaq National Market under the symbol "VNTV." On April 22, 1999, the closing price of one share of our common stock was $6.406.



                         ------------------------------


         Investing in the common stock involves a high degree of risk.

                    See "Risk Factors" beginning on page 3.


                         ------------------------------




        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary is a criminal offense.



                         ------------------------------



                 The date of this prospectus is April __, 1999.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Vantive, any selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at http://www.vantive.com or at the SEC's web site at http://www.sec.gov. Our common stock is traded on The Nasdaq National Market and, as such, reports and other information concerning Vantive can also be inspected at the offices of the National Association of Securities Dealers, Inc., in Washington, D.C.




        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.



               o Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31, 1999;

               o The descriptions of Vantive's capital stock contained in its registration statements on Form 8-A filed on August 9, 1995 and December 18, 1998, including any amendments or reports filed for the purpose of updating such descriptions; and


        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                      The Vantive Corporation
                      2455 Augustine Drive
                      Santa Clara, CA  95054
                      (408) 982-5700
                      Attn: Chief Financial Officer

        You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  ABOUT VANTIVE



        Vantive is a leading provider of customer relationship management solutions. We empower companies to more effectively win, keep, and know their customers. The Vantive Enterprise, Vantive's integrated software suite, enables call center, marketing, field sales, help-desk and field service personnel to deliver consistent customer service across many channels via the Internet, the call center, or in person. The consulting implementation and integration services that we provide are intended to help our customers implement and optimize our software products. A "call center" is typically a functional area of a company in which a number of employees process customer orders, complaints or service requests. "Field sales" refers to a direct sales force deployed throughout a geographic region.

     The Vantive Enterprise is built using a component-based, multi-tier architecture and a common data model. "Multi-tiered architecture" is a software design intended to enhance scalability and minimize use of network bandwidth. A "common data model" is a database shared by each application in The Vantive Enterprise. Vantive Enterprise software may also be used through a Web browser, providing the end-user access to the software outside the traditional office environment. Vantive Enterprise software may be used independently or as part of an integrated, enterprise-wide, front-office automation system. We believe businesses can better manage customer relationships by sharing valuable customer information throughout their organizations. The Vantive Enterprise has been deployed by businesses in a broad range of industries that include the following:


            o  software                      o  manufacturing

            o  communications                o  medical products

            o  consumer products             o  public sector/regulated industry

            o  finance                       o  online services

            o  outsourcing/services          o  consumer goods

            o  personal computer hardware    o  retail

            o  healthcare

        Vantive's principal executive offices are located at 2455 Augustine Drive, Santa Clara, California 95054, and its telephone number is (408) 982-5700.


                                 RECENT MATTERS

        On April 19, 1999, we announced that we had named Tom Thomas as our Chairman of the Board of Directors and Chief Executive Officer, replacing John Luongo. Vantive's operations depend to a great extent on the management efforts of our officers and other key personnel, including Mr. Thomas.

                                  RISK FACTORS

        You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially adversely affect our business and financial condition in the future. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

Our Future Operating Results Are Uncertain.

        Vantive's future operating results are uncertain and likely to fluctuate. Our operating results have varied in the past, and we expect that they will continue to fluctuate in the future. In addition, our operating results may not follow any past trends. It is particularly difficult to predict the timing or amount of our license revenues because:

     o our sales cycles are lengthy and variable, typically ranging between six and nine months from our initial contact with a potential customer to the signing of a license agreement, although occasionally sales require substantially more time and, in any event, vary from customer to customer;

     o the amount of unfulfilled orders for our products at the beginning of a quarter is either zero or small because our products are typically shipped shortly after orders are received;

     o we recognize a substantial portion of our license revenues in the last month of a quarter, and often in the last weeks or days of a quarter; and

     o revenue recognition accounting policies may require us to defer recognition of license revenue for software products from the period in which the agreement for the sale of such license is signed to subsequent periods.

        Nevertheless, we base our decisions regarding our operating expenses in part on anticipated revenue trends. Because many of our expenses are relatively fixed in the short term, a delay in recognizing revenue from a limited number of license transactions could cause our operating results to vary significantly from quarter to quarter and could result in operating losses. To the extent these expenses are not followed by increased revenues that match our projections, our operating results will suffer.

Our Quarterly Results Fluctuate Significantly and Can Fall Short of Anticipated Levels.

        Our quarterly operating results have varied significantly in the past and we expect that they will vary significantly from quarter to quarter in the future. These quarterly variations are caused by a number of factors, including:

     o    variations in demand for our products;

     o    delays in customer orders;

     o timing of product deployments and achievement of milestones, particularly for large orders;

     o delays in recognition of revenue in accordance with applicable accounting principles;

     o    the timing and mix of our license and services orders;

     o    our ability to attract and train qualified sales personnel;

     o changes in the development of the market for our products and services;

     o our ability to develop, introduce, ship and support new and enhanced products that respond to changing technology trends in a timely manner and our ability to manage product transitions;

     o    the amount and time of increases in expenses;

     o costs and complications relating to acquisitions and integration of new technologies or businesses;

     o    our ability to expand our international operations;

     o    the utilization rate of our services personnel; and

     o possible purchasing delays by customers as they divert resources to address Year 2000 issues.

        In addition, our stock price fluctuates based upon how our results measure against investor expectations.

Our Market is Subject to Rapid Technological Change.

        The software market in which we compete is characterized by rapid technological change. Existing products may become obsolete and unmarketable when products using new technologies are introduced and or when industry standards emerge. For example, Vantive's customers have adopted a wide variety of hardware, software, database, Internet-based and networking platforms; we must continue to support and maintain our products on a variety of such platforms. As a result, the life cycles of our products are difficult to estimate. To be successful, we must continue to enhance our current product line and develop new products that successfully respond to such developments. We have delayed enhancements or new product release dates several times in the past and may not be able to introduce enhancements or new products successfully or in a timely manner in the future. We believe that such delays have not to date had a material adverse impact on our financial condition or operating results. Our business, financial condition and operating results could be materially harmed if we delay the release of our products and product enhancements or if these products or product enhancements fail to achieve market acceptance when released. In addition, customers may defer or forego purchases of our products if we, our competitors or major hardware, systems or software vendors introduce or announce new products or product enhancements. Such events could materially adversely affect our business, financial condition and operating results.

Our Business Depends on the Successful Development of New Products.

        Our product development requires substantial investment. There can be no assurance that we will have sufficient resources to make the necessary investments. We have in the past experienced development delays and it is possible that we will experience such delays in the future. There is no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products in the future. In addition, there is no assurance that such products will meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or any other reasons, to develop and introduce new and enhanced products in a timely manner, our business could be materially adversely affected.

Our Products Must Operate Properly.

        Our software products are complex and may contain errors that may be detected at any point in the products' life cycles. We have in the past discovered software errors in certain of our products and as a result have experienced delays in shipment of products during the period required to correct these errors. Although we have not experienced any material adverse effects from any such errors to date, there can be no assurance that, despite testing by us and by current and potential customers, errors will not be found in new products or releases after shipment, resulting in loss of revenue or delay in market acceptance and sales, diversion of development resources, injury to our reputation, or increased service and warranty costs, any of which could severely harm our business. Our products are generally used in systems with other vendors' products, and as a result, they must integrate successfully with existing systems. System errors, whether caused by our products or those of another vendor, could adversely affect the market acceptance of our products, and any necessary revisions could cause us to incur significant expenses. The occurrence of any such problems could harm our business.

        Since our products are often used for mission critical applications such as sales, marketing or field services, errors, defects or other performance problems could result in financial or other damages to our customers. Although our license agreements generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate such limitation or liability provisions. Although no product liability claim has been made against us to date, such a claim, even if it were unsuccessful, would be time-consuming and costly to defend and could harm our business.

We Face Risks from Global Operations and Expansion of International Operations.

        International revenue, or revenue derived from sales to customers in foreign countries, accounted for 27.3%, 16.0%, and 9.3% of our revenue in 1998, 1997 and 1996, respectively. We intend to continue and substantially expand our international operations and to enter new international markets. This expansion will require significant management attention and financial resources to successfully translate and localize our software products into various languages and to develop direct and indirect international sales, consulting and support channels. We may not be able to maintain or increase international market demand for our products. We, or our distributors or resellers, may not be able to sustain or increase international revenues from licenses or from consulting and customer support or our relationships with our distributors may deteriorate. Additionally, recent unfavorable economic and political conditions in the Asian markets have occurred and we believe if such conditions continue over the foreseeable future they could negatively impact our business. Moreover, our foreign subsidiaries operate primarily in local currencies and their results are translated into U.S. dollars. We do not currently engage in currency hedging activities, but we may do so in the future. Increases in the value of the U.S. dollar relative to foreign currencies could materially harm our operating results.

We Depend on Service Revenues.

        Support and service revenues represented 45.3% of our total revenues for 1998, 34.8% for 1997 and 35.4% for 1996. We anticipate that service revenues will continue to represent a significant percentage of total revenues.

     o Because service revenues have lower gross margins than license revenues, a continued increase in the percentage of total revenues represented by service revenues or an unexpected decrease in license revenues could have a detrimental impact on overall gross margins and our operating results.

     o We subcontract certain consulting, customer support and training services to third-party service providers. Third-party contract revenues generally carry lower gross margins than our service business overall; as a result, our service revenues and related margins may vary from period to period, depending on the mix of these third-party contract revenues.

     o Service revenues depend in part on ongoing renewals of support contracts by our customers, some of which may not renew their support contracts.

     o In addition, consulting revenues as a percentage of our total revenues could decline if customers select third-party service providers to install and service our products more frequently than they have in the past.

        If service revenues are lower than anticipated, our business, financial condition and operating results could be materially adversely affected. Our ability to increase service revenues will depend in large part on our ability to increase the scale of our services organization, including our ability to successfully recruit and train a sufficient number of qualified services personnel. We may not be able to do so.

We Depend on Licensed Technology and We May Increase Use of Software Licensed to Us by Third Parties.

        We license technology on a non-exclusive basis from several businesses for use with our products and anticipate that we will continue to do so in the future. Our inability to continue to license these products or to license other necessary products for use with our products or substantial increases in royalty payments under third-party licenses could harm our business. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in such licensed products may prevent the implementation or impair the functionality of products, delay new product introductions and/or injure our reputation.

        Vantive currently markets products that allow customers to make modifications to tailor our software to their business. While we believe, based on interactions with our customers, and potential customers, that customers derive significant competitive advantage from such modifications, we believe that competitive pressures, technological changes demanded by customers, and significant advances in the sophistication of third-party application development tools such as Visual Basic for Applications will require us to make greater use of third-party software in the future. Additionally, our commitment to adopt or interface with best-of-breed software technology may require us to increase use of third-party software. The greater use of third-party software could require us to invest significant resources in rewriting some or all of our software applications products utilizing third-party software and/or to enter into license arrangements with third parties which could result in higher royalty payments and a loss of product differentiation. There can be no assurance that we would be able to successfully rewrite our products or enter into commercially reasonable licenses, and the costs of, or inability or delays in, doing so could materially harm our business.

Our Market is Highly Competitive.

        The market for enterprise relationship management software and services is intensely competitive, fragmented and rapidly changing. We face competition or potential competition in the customer relationship management software market and services primarily from the following types of companies:

     o front-office software applications vendors such as (in alphabetical order) Aurum Software, Inc. (a subsidiary of The Baan Company), Clarify, Inc., Onyx Software Corporation, Pivotal Software and Siebel System, Inc.;

     o large enterprise hardware and software vendors such as Oracle, PeopleSoft, SAP AG, IBM's CorePoint business unit and JD Edwards & Company;

     o    system integrators;

     o Internet start-ups such as Silknet Software, Inc. and Vignette Corporation; and

     o our potential customers' internal information technology departments, which may seek to develop proprietary enterprise relationship management systems.

        In addition, as we develop new products, particularly applications focused on particular industries, we may begin competing with companies with whom we have not previously competed. It is also possible that new competitors will enter the market or that our competitors will form alliances that may enable them to rapidly increase their market share or that our current alliance partners may now or in the future compete with us.

Continued Growth May Strain Our Operations.

        We have recently experienced a period of growth and expansion. Our new employees include a number of key managerial, marketing, planning, technical and operations personnel who have not yet been fully integrated into our organization.

        We intend to continue to expand our operations internationally and domestically, grow our customer base and pursue market opportunities through multiple growth strategies. Our rapid growth and expansion places significant demands on our managerial, administrative, operational, financial and other resources. To accommodate continued anticipated growth and expansion, we will be required to:

     o improve existing and implement new operational and financial systems, procedures and controls;

     o hire, train, manage, retain and motivate qualified personnel and enter into relationships with strategic partners;

     o    integrate our new management team; and

     o    anticipate and respond to changing market conditions.

        These measures may place a significant burden on our management and our internal resources. If we are not able to install adequate control systems in an efficient and timely manner, if our current or planned personnel systems, procedures and controls are not adequate to support our future operations, or if we are unable to otherwise manage growth effectively, our business could be harmed.

We Depend on Key Personnel and Must Attract and Retain Additional Qualified Personnel.

        Our success depends largely on the continued contributions of our key management, engineering, sales and marketing and professional services personnel, many of whom would be difficult to replace. Our success also depends on our ability to attract and retain additional qualified engineering, sales and marketing and professional services personnel. Competition for such personnel is intense, especially in Silicon Valley, where our principal facilities are located. If we are unable to retain our existing key personnel, or attract and train additional qualified personnel, our business could be harmed.

        In addition, companies in the software industry whose employees accept positions with competitors frequently claim that such competitors have breached non-competition agreements. Although no such claim has been made against us to date, we may receive such claims in the future as we hire qualified personnel, and if such a claim were to be made against us, it may result in material litigation. We could incur substantial costs in defending ourselves against any such claims, regardless of the merits of such claims.

We are Dependent on Emerging Markets for the Growth of Front-Office Automation Software.

        Vantive's future financial performance will depend in large part on the growth in demand for individual front-office automation software as well as the number of organizations adopting comprehensive front-office automation software information systems for their client/server and Web computing environments. We believe that an important competitive advantage for our products is their ability to be integrated with one another and with other back office software into a front-office automation information system. If the demand for integrated suites of front-office automation applications fails to develop, or develops more slowly than we currently anticipate, this could have a material adverse effect on the demand for our products and on our business, results of operations and financial condition.

Our Success Depends on a Limited Number of Products and the Successful Development of New Products.

        To date, a significant portion of our license revenue is derived from the sale of a limited number of individual products, and in particular, Vantive Support, Vantive FieldService, Vantive Sales and Vantive HelpDesk. We expect license revenues from these products and their enhanced versions to continue to account for a significant portion of our future revenues. As a result, factors adversely affecting the pricing of or demand for such products such as competition or technological change could materially affect our business. Our future financial performance will depend, in significant part, on the successful development, introduction and customer acceptance of new and enhanced versions of these products and other products. Additionally, we are investing in the field service, eCommerce and Web product markets. Should these markets fail to develop, not accept our products, or cause us to lose new business and/or customers in our traditional markets our business, our business could be adversely affected.

We Need to Expand and Leverage Our Distribution Channels.

        We have historically sold our products through our direct sales force. Our ability to achieve significant revenue growth in the future will depend in large part on our success in recruiting and training sufficient sales personnel and establishing relationships with distributors, resellers and systems integrators. We are currently investing, and plan to continue to invest, significant resources to expand our domestic and international direct sales force and to develop distribution relationships with certain third-party distributors, resellers and systems integrators. There can be no assurance that we will be able to attract a sufficient number of third-party distribution partners or that such partners will recommend our products. The inability to establish successful relationships with distributors, resellers or systems integrators could have a material adverse effect on our business, operating results and financial condition. In addition, there can be no assurance that we will be able to successfully expand our direct sales force or other distributors. If we fail to expand our direct sales force or other distribution channels our business could be harmed.

We Need to Successfully Leverage Third-Party Relationships.

        Vantive relies heavily on our relationships with a number of organizations that are important to worldwide sales and marketing of our products. If we fail to maintain our existing relationships, or to establish new relationships, or if our partners do not perform to our expectations, our business, financial condition and operating results could be materially adversely affected. We also rely on a number of systems consulting and integration firms to implement our software, provide customer support services and endorse our products during the competitive evaluation stage of the sales cycle. Although we seek to maintain relationships with these service providers, many of them have similar, and often more established, relationships with our competitors. These third parties, many of which have significantly greater resources than we have, may in the future market software products that compete with ours or reduce or discontinue their relationships with us or their support of our products. In addition, our business, financial condition and operating results could be materially adversely affected if:

     o we are unable to develop and retain effective, long-term relationships with systems integrators;

     o we are unable to adequately train a sufficient number of systems integrators;

     o systems integrators do not have or do not devote the resources necessary to facilitate implementation of our products; or

     o    systems integrators endorse a product or technology other than ours.

Possible Volatility of Our Stock Price.

        In the past, the price of our common stock has been volatile. The market price of the common stock could substantially fluctuate due to future announcements concerning Vantive or our competitors such as:

     o    quarterly variations in operating results

     o    announcements of technological innovations

     o the introduction of new products or changes in product pricing policies by Vantive or its competitors

     o    proprietary rights or other litigation

     o    changes in earnings estimates by analysts

        In addition, stock prices for many technology companies fluctuate widely for reasons that may be unrelated to operating results of such companies and could result from many other factors. These fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of our common stock, which could in turn harm our business.

We Have Limited Protection of Our Intellectual Property.

        Our success and ability to compete depend on our proprietary technology. We rely primarily on copyright, trade secret and trademark law and, to a lesser extent, patent law, to protect the source code for our proprietary software and other proprietary information. We presently have only two patents and no patent applications pending. We also enter into agreements with our employees, consultants and customers to control their access to and distribution of our software, documentation and other proprietary information. Nevertheless, a third-party could copy or otherwise obtain our software or other proprietary information without authorization, or could develop software competitive to ours. In addition, effective trademark protection may not be available. Our competitors may adopt names similar to our trade-names, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

        We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or know-how or to determine their scope and validity, or the scope, validity or enforceability of the proprietary rights of other third parties. Enforcing or defending our proprietary technology is expensive, could cause the diversion of our resources, and may not prove successful. In addition, the laws of other countries may not protect our products and intellectual property rights to the same extent as the laws of the United States. Our protective measures may be inadequate in these countries to protect our proprietary rights. Any failure to enforce or protect our intellectual property rights could cause us to lose a valuable asset and could harm our business.

We May Infringe the Proprietary Rights of Others.

        Although we are not aware of any infringement by any of our products of the patent, trademark, copyright or other proprietary rights of any third-party, claims may be made against us in the future that allege violation of such proprietary rights as a result of the use by us, our customers or other third-parties of our products. Any such claim would be costly and time-consuming to defend, would divert our management's attention, could cause product delays and could otherwise harm our business. If we were to discover that our products violate a third-party's proprietary rights, we could be required to enter into royalty or licensing agreements in order to be able to sell our products. Such arrangements may not be available to us, and even if they are available, they might be prohibitively expensive.

Product Liability.

        Our license agreements with our customers typically contain provisions intended to limit our exposure to potential product liability claims. It is possible that the limitation of liability provisions contained in such agreements may not be effective or may not be enforced in a particular jurisdiction. Although we have not experienced any product liability claims to date, our sale and support of such products and the acquisition of other businesses may entail the risk of such claims. A successful product liability action brought against us could harm our business.

Year 2000 Readiness Disclosure

        As is true for most companies, the Year 2000 issue creates risks for Vantive. If systems do not correctly recognize date information when the year changes to 2000, there could be an adverse impact on our operations. The Year 2000 issue not only has an impact on Vantive at the end of the calendar year 1999, but could also have an impact on us in the year 2000. Our risk exists primarily in the following areas:

     o systems used by Vantive to run its business including information systems, equipment and facilities;

     o    systems used by Vantive's suppliers;

     o potential warranty or other claims from our customers with respect to our products or services; and

     o potential for reduced spending, or a moratorium on spending, by potential customers due to Year 2000 remediation.

        We are continuing to evaluate and mitigate our exposure in those areas where appropriate and possible.

        State of Readiness. In 1998 two groups were assigned to address Vantive's Year 2000 readiness efforts. The head of our engineering department is in charge of the product readiness group. Our head of internal systems and technology is in charge of the internal systems readiness group. These groups have been meeting on a regular basis to review Vantive's Year 2000 readiness and to coordinate company-wide efforts.

        Internal Systems and Equipment and Facilities. Internal systems include those used to run Vantive's business, such as finance, manufacturing, order processing and distribution. Vantive has completed its evaluation of most of these applications for Year 2000 compliance, and has begun remediation or replacement of systems, where necessary. We expect to achieve remediation without significant impact on the operational results of our business by September 1999, with continued testing through the end of 1999. In the event that implementation of replacement systems is delayed, or if significant new compliance issues are identified, our ability to conduct our business or record transactions could be disrupted which could harm our results of operations or financial condition.

        Vantive is in the process of evaluating Year 2000 compliance of its equipment and critical suppliers of goods and services. Critical equipment, such as manufacturing equipment, has been identified, and Vantive is currently in the process of contacting its suppliers to ascertain Year 2000 compliance. Vantive has submitted questionnaires to those suppliers on its internal systems and has received certification from suppliers on Year 2000 readiness. We expect to achieve remediation by September 1999 without significant impact on the operational results of our business, with continued testing through the end of 1999. In the event that identification of non-compliant equipment and any upgrade or replacement of equipment is delayed, our design, production and shipping capabilities could be disrupted, which could harm our results of operations or financial condition.

        We are assessing Year 2000 readiness of our owned and leased facilities worldwide. Priority is being placed on critical facilities that house large numbers of employees or significant operations. We expect to complete remediation by September 1999. The continued functioning of these facilities is important to operations, and, as such, any delays in achieving Year 2000 compliance with respect to these facilities could harm Vantive's results of operations or financial condition.

        Vantive Products. Vantive has conducted evaluation of its currently available products. We believe that our current products are materially Year 2000 compliant. We have not tested all previous releases or versions of all of our products, nor have we tested all current products within all customers' systems environments. To assist customers in evaluating Year 2000 readiness of Vantive's products, we have developed information on the capability of our products. This information is located on Vantive's website (www.Vantive.com) and is periodically updated as assessment of additional products is completed. Certain of our disclosures and announcements concerning our products and Year 2000 programs, including those in this report on Form 10-K, are intended to constitute "Year 2000 Readinesss Disclosures" as defined in the recently enacted Year 2000 Information and Readiness Disclosure Act. The inability of any of our products to operate properly in the Year 2000 could result in increased warranty costs, customer satisfaction issues, litigation or other material costs and liabilities, which could materially harm our results of operations or financial condition. Additionally, because there is no uniform definition of Year 2000 "compliance" and because all customer situations cannot be anticipated, particularly those involving other vendors' products, Vantive may see a change in demand or an increase in warranty and other claims as a result of the Year 2000 transition. Such events, should they occur, could have a material adverse impact on future results.

        Key Suppliers of Technology for Resale by Vantive for Use With Vantive Products. Vantive has contacted suppliers of products resold by Vantive to determine that the suppliers' operations and the products and services they provide are Year 2000 compliant. We believe such suppliers' products are materially Year 2000 compliant and plan to work with all suppliers for assessment and remediation for Year 2000 compliance. Because Vantive does not provide a warranty for such products, and because only a small percentage of our customers have purchased such products from us, we believe our exposure to product warranty claims is minimal. As needed, Vantive will identify alternative sources of such products. If suppliers fail to adequately address the Year 2000 issue for the products or services they provide to Vantive and which are resold by Vantive, this could materially harm our results of operations or financial condition.

        Contingency Plans. Because we are still assessing our Year 2000 compliance in all areas, contingency plans have not yet been determined. As the assessments are completed, contingency plans will be developed as needed. For example, contingency plans for production facilities could include shifting production and distribution to other Vantive facilities or engaging subcontractors.

        Costs to Address Year 2000 Issues. Based on our current assessment, it is expected that the total cost of these programs could be between $500,000 and $1,700,000. Approximately $100,000 has been spent on these programs to date. All expected costs are based on our current evaluation of the Year 2000 programs and are subject to change as the programs progress. It is anticipated that the majority of the Year 2000 costs incurred will consist of consultant's fees and internal hardware and software upgrades or replacements. We do not separately track the internal labor costs associated with the Year 2000 project unless it is an employee's principal job function. These internal labor costs, including employee efforts involved in assessing our Year 2000 exposures, testing, and remediating non-compliant Year 2000 systems, communicating with customers, and various other employee-related tasks, have not been included in the total estimated costs. Any costs associated with potential Year 2000 litigation exposure are not currently ascertainable and are not included in the total cost estimate above.

        Future Sales Impact. Year 2000 compliance is an issue for virtually all businesses whose computer systems and applications may require significant hardware and software upgrades or modifications. Companies owning and operating such systems may plan to devote a substantial portion of their information technology spending to fund such upgrades and modifications and divert spending away from projects such as customers relationship management or front office software applications. We believe that some companies have instituted a moratorium on new information technology projects until their Year 2000 issues are satisfactorily addressed. Such changes in customers' spending patterns could materially harm our sales, operating results or financial condition.

Remediation of Problems Related to the European Monetary Conversion May Involve Significant Time and Expense and May Reduce Our Future Sales.

        Vantive is aware of the issues associated with the changes in Europe aimed at forming a European economic and monetary union. One of the changes resulting from this union required member countries to irrevocably fix their respective currencies to a new currency, the Euro, on January 1, 1999, at which date the Euro became a functional legal currency of these countries. During the next three years, business in member countries will be conducted in both the existing national currency, such as the French Franc or the Deutschemark, and the Euro. As a result, companies operating in or conducting business in member countries will need to ensure that their financial and other software systems are capable of processing transactions and properly handling these currencies, including the Euro.

        We are still assessing the impact the conversion to the Euro will have on both our internal systems and the products we sell. We will take appropriate corrective actions based on the results of such assessment. We have not yet determined the costs related to addressing this issue. This issue and its related costs could harm our business.

Changes in Accounting Standards Could Affect the Calculation of Our Future Operating Results.

        We recognize revenues from software license agreements upon delivery of our software products if:

     o    persuasive evidence of an arrangement exists;

     o    collection is probable; and

     o    the fee is fixed or determinable.

        We recognize customer support (maintenance) revenues ratably over the contract term -- typically one year -- and recognize revenues for consulting and training services as such services are performed.

        Statement of Position 97-2, "Software Revenue Recognition," was issued in October 1997 by the American Institute of Certified Public Accountants and amended by Statement of Position 98-4. We adopted Statement of Position 97-2 effective January 1, 1998. Based on our interpretation of Statement of Position 97-2 and Statement of Position 98-4, we believe our current revenue recognition policies and practices are consistent with Statement of Position 97-2 and Statement of Position 98-4.

        In December 1998, the Accounting Standards Executive Committee, released Statement of Position 98-9 ("SOP 98-9"), "Software Revenue Recognition," with respect to certain transactions. SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue by means of the "residual method" when (1) there is vendor-specific objective evidence (VSOE) of the fair values of all undelivered elements in a multiple-element arrangement that is not accounted for using long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements in the arrangement, and (3) all revenue recognition criteria of SOP 97-2 other than the requirement for VSOE of the fair value of each delivered element of the arrangement are satisfied. Under the residual method, the arrangement fee is recognized as follows: (1) the total fair value of the undelivered elements, as indicated by VSOE, is deferred and subsequently recognized in accordance with the relevant sections of SOP 97-2 and
(2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999 and prohibits any retroactive application. The Company is evaluating the requirements of SOP 98-9 and the effects, if any, on our current revenue recognition policies.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements." When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Vantive assumes no obligation to update any forward-looking statements.

                              PLAN OF DISTRIBUTION

        All 66,803 shares of common stock being registered by this prospectus are being registered on behalf of the selling stockholders who are listed on page 15. We issued all of these shares in connection with our acquisition of Scotch Bonnet Integration, Inc. Vantive will receive no proceeds from this offering. As used in this prospectus, the term "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.

        The selling stockholders will act independently of Vantive in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may choose to sell the shares from time to time at market prices prevailing at the time of the sale or at prices related to the then prevailing market prices. The selling stockholders may also choose to sell the shares from time to time in negotiated transactions, including an underwritten offering or through the use of one or more of the following methods:

               o a block trade in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction,

               o purchases by a broker or dealer as principal and resale by that same broker or dealer for its account under this prospectus, and


               o ordinary brokerage transactions and transactions in which the broker solicits purchasers.


        In connection with the sale of the shares, the selling stockholders may engage broker-dealers who in turn may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. In addition, underwriters or agents may receive compensation from the selling stockholders or from purchasers of the shares for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agents. Underwriters, dealers and agents that participate in the distribution of the shares may be deemed to be underwriters. Any discounts or commissions received by them from the selling stockholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.


        At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the aggregate amount of shares being offered and the terms of the offering. Such supplement will also disclose the following information:

               o  the name or names of any underwriters, dealers or agents,

               o the purchase price paid by any underwriter for shares purchased from the selling stockholders,

               o any discounts, commissions and other items constituting compensation from the selling stockholders and/or Vantive, and

               o any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

        Vantive has agreed to indemnify the selling stockholders in certain circumstances against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify Vantive in certain circumstances against certain liabilities, including liabilities under the Securities Act.


        The selling shareholders and any other persons participating in the sale or distribution of the shares being registered by this prospectus will be subject to the provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, to the extent applicable. These provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. This may affect the marketability of the shares. The selling shareholders also will comply with the applicable prospectus delivery requirements under the Securities Act in connection with the sale or distribution of the shares being registered by this prospectus.

        In order to comply with state securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained.

        Vantive will bear all out-of-pocket expenses incurred in connection with the registration of the shares. These expenses include, without limitation, all registration and filing fees imposed by the SEC, the NASD and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of Vantive's outside counsel and independent public accountants. The selling stockholders will bear all underwriting discounts and commissions and transfer or other taxes.

                              SELLING STOCKHOLDERS


        The following table sets forth the number of shares owned by each of the selling stockholders. None of the selling stockholders has had a material relationship with Vantive within the past three years other than as a result of the ownership of the shares or other securities of Vantive. No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below. Each selling stockholder has sole voting and investment power with respect to all shares shown as beneficially owned by the selling stockholder, subject to community property laws where applicable.


                            NUMBER OF SHARES     NUMBER OF SHARES    PERCENT OF
                           BENEFICIALLY OWNED     REGISTERED FOR     OUTSTANDING
   SELLING STOCKHOLDER      BEFORE OFFERING        SALE HEREBY         SHARES
   -------------------     ------------------    ----------------    -----------
   Marian Abrams                12,238                12,238              *
   Mark Dirrim                  12,238                12,238              *
   Daniel Kenyon                12,238                12,238              *
   Guy Pasela                   21,738                21,738              *
   Systar, Inc.                  8,351                 8,351              *
                                ------                ------             --
       TOTALS                   66,803                66,803              *

----------------

*  Represents beneficial ownership of less than 1%.


        This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale by this prospectus by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Vantive's outstanding shares of common stock.


                                  LEGAL MATTERS

        For the purpose of this offering, Gray Cary Ware & Freidenrich LLP, Vantive's outside legal counsel, is giving its opinion on the validity of the shares.

                                     EXPERTS


       The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

================================================================================


We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.



                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Where You Can Find More Information........................................1

About Vantive..............................................................2

Recent Matters.............................................................2

Risk Factors...............................................................3

Forward-Looking Statements................................................12

Plan of Distribution......................................................12

Selling Stockholders......................................................14

Legal Matters.............................................................14

Experts...................................................................14





                             THE VANTIVE CORPORATION



                          ----------------------------



                                  66,803 SHARES

                                       OF

                                  COMMON STOCK





                          ----------------------------

                                   PROSPECTUS

                          ----------------------------






                                 April __, 1999




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


        The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration and listing and filing fees.

                                                                  To be Paid
                                                                    By The
                                                                  Registrant
                                                                  ----------
       SEC Registration Fee.....................................    $  225
       Nasdaq filing fee........................................     2,000
       Accounting fees and expenses.............................     5,000
       Legal fees and expenses..................................    10,000
       Miscellaneous expenses...................................       775
                                                                   -------
               Total............................................   $18,000
                                                                   =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Vantive's Certificate of Incorporation and Bylaws provide for indemnification of its directors, officers, employees, and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware Law. In addition, Vantive has entered into separate indemnification agreements with its directors and officers. Vantive also currently has directors' and officers' liability insurance in place.

        These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 16.  EXHIBITS


EXHIBIT NO.   DESCRIPTION OF DOCUMENT
-----------   -----------------------
    3.1*      Agreement and Plan of Merger by and among The Vantive
              Corporation, Solar Acquisition Corporation, a Delaware
              corporation and wholly-owned subsidiary of The Vantive
              Corporation, and Scotch Bonnet Integration, Inc., a Delaware
              corporation.

    5.1*      Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1       Consent of Arthur Andersen LLP, Independent Accountants.

   23.2*      Consent of Gray Cary Ware & Freidenrich LLP  (included in the
              Opinion of Gray Cary Ware 7 Freidenrich LLP, filed as Exhibit 5.1 hereto).

   24.1 Power of Attorney (included on page II-4 of this registration statement).

--------
* Previously filed with the Registrant's Registration Statement on Form S-3 (File No. 333-70411) on January 11, 1999.




ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Vantive's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934, that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 23, 1999.



                                       THE VANTIVE CORPORATION


                                       By: Tom Thomas*
                                           ------------------------------------
                                           Tom Thomas
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer





        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the date indicated.



         SIGNATURE                          TITLE                        DATE
         ---------                          -----                        ----
        Tom Thomas*            Chairman of the Board of Directors   April 23, 1999
---------------------------    and Chief Executive Officer
        Tom Thomas             (Principal Executive Officer)


    Leonard LeBlanc*           Executive Vice President, Chief      April 23, 1999
---------------------------    Financial Officer and Secretary
      Leonard LeBlanc          (Principal Financial Officer)


    Michael M. Loo*            Vice President Finance and           April 23, 1999
---------------------------    Assistant Secretary (Chief
      Michael M. Loo           Accounting Officer)


  William H. Davidow*          Director                             April 23, 1999
---------------------------
    William H. Davidow


                               Director
---------------------------
   Raymond L. Ocampo Jr.


    Peter A. Roshko*           Director                             April 23, 1999
---------------------------
      Peter A. Roshko


    Patti Manuel*              Director                             April 23, 1999
---------------------------
       Patti Manuel


*By: /s/ Leonard LeBlanc
    -----------------------
    Leonard LeBlanc
    Attorney-in-Fact

                                INDEX TO EXHIBITS



EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    3.1*       Agreement and Plan of Merger by and among The Vantive
               Corporation, Solar Acquisition Corporation, a Delaware
               corporation and wholly-owned subsidiary of The Vantive
               Corporation, and Scotch Bonnet Integration, Inc., a Delaware
               corporation.

    5.1*       Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1        Consent of Arthur Andersen LLP, Independent Accountants.

   23.2*       Consent of Gray Cary Ware & Freidenrich LLP (included in the
               Opinion of Gray Cary Ware & Freidenrich LLP, filed as Exhibit 5.1 hereto).

   24.1 Power of Attorney (included on page II-4 of this registration statement).

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* Previously filed with the Registrant's Registration Statement on Form S-3
  (File No. 333-70411) on January 11, 1999.